FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 30, 2003

Commission File Number 1-13123

METALS USA, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	76-0533626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Three Riverway, Suite 600 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 965-0990

METALS USA, INC.

FORM 8-K

ITEM  5.          OTHER EVENTS

Text of Press Release Dated July 28, 2003 –

METALS USA REPORTS PROFITABLE SECOND QUARTER

July 28, 2003 – HOUSTON, TEXAS – Metals USA, Inc. (AMEX: MLT), a leader in the metals processing and distribution industry, today announced results for the three and six months ended June 30, 2003.

Sales for the second quarter of 2003 were $242.3 million, compared to sales for the predecessor company of $249.2 million reported for the second quarter of 2002, and above sales of $226.3 million reported in the first quarter of 2003.  Gross margin for the second quarter of 2003 was 24.0%, compared to a gross margin for 2002 of 24.8%, and up 110 basis points from gross margin of 22.9% reported in the first quarter of 2003.  Operating income for the second quarter of 2003 was $5.0 million, compared to operating income for the predecessor company of $2.7 million reported in the second quarter of 2002, and better than the operating income of $1.5 million reported in the first quarter of 2003.  Net income in the second quarter of 2003 was $2.3 million, or $0.11 per share, compared to a net loss for the predecessor company of $7.2 million, or $0.20 per share, for the second quarter of 2002, and a $0.2 million, or $0.01 loss per share reported in the first quarter of 2003.

“Our efforts this year are directed toward building a solid foundation so that, regardless of the state of the economy, Metals USA remains competitive and profitable,” said C. Lourenco Goncalves, president and chief executive officer of Metals USA, Inc.  “We are evaluating and challenging every aspect of the Company and I view our results this quarter as a positive sign that our actions are approaching the desired results,” continued Mr. Goncalves.

Sales for the first six months of 2003 were $468.6 million, compared to sales for the predecessor company of $494.0 million reported for the first six months of 2002. The net income in the first half of 2003 was $2.1million, or $0.10 per share, compared to a net loss of $14.2 million or $0.39 per share for the first half of 2002.

Metals USA has scheduled a web simulcast of its earnings conference call for Tuesday, July 29, 2003 at 2:00 p.m. central time.  To listen to the live call please visit the Company’s website at www.metalsusa.com approximately 15 minutes prior to the call to register and download any software that may be necessary.  A replay of the call will be available until August 28, 2003 either on the Company’s website or by dialing (888) 203-1112 and entering the pass code 147636.

Metals USA, Inc. is a leading metals processor and distributor in North America.  Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, specialty metals, and building products markets. For more information, visit the company’s website at www.metalsusa.com.

The information contained in this release is limited and the Company encourages interested parties to read the Company’s Form 10-K and 10-Qs which are on file with the Securities and Exchange Commission for more complete information.  Additionally, copies of the Company’s filings with the Securities and Exchange Commission together with press releases and other information investors may find of benefit can be found at the Company’s website at www.metalsusa.com.

This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements.  These factors include, but are not limited to, those disclosed in the Company’s periodic filings with the Securities and Exchange Commission.

-Tables follow-

Metals USA, Inc.

Unaudited Consolidated Statements of Operations

(In millions, except per share amounts and shipments)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2003	2002	2003	2003	2002
	Successor Company	Predecessor Company	Successor Company	Successor Company	Predecessor Company
Revenues:
Net sales	$242.3	$249.2	$226.3	$468.6	$494.0
Cost of sales	184.1	187.4	174.4	358.5	372.7
Gross profit	58.2	61.8	51.9	110.1	121.3
Operating cost and expenses:
Operating and delivery	30.4	30.3	28.9	59.3	63.8
Selling, general and administrative	22.7	22.9	21.5	44.1	48.9
Depreciation and amortization	0.1	2.4	—	0.1	4.3
Asset impairments	—	3.5	—	—	3.5
Operating income	5.0	2.7	1.5	6.6	0.8
Other (income) expense:
Interest expense	1.6	5.1	1.7	3.3	10.4
Other (income) expense, net	(0.2)	0.2	(0.1)	(0.2)	(0.4)
Reorganization expense	—	6.1	—	—	9.1
Income (loss) before income taxes and discontinued operations	3.6	(8.7)	(0.1)	3.5	(18.3)
Provision (benefit) for income taxes	1.3	(1.9)	—	1.3	(3.7)
Income (loss) before discontinued operations	2.3	(6.8)	(0.1)	2.2	(14.6)
Discontinued operations, net of taxes	—	(0.4)	(0.1)	(0.1)	0.4
Net income (loss)	$2.3	$(7.2)	$(0.2)	$2.1	$(14.2)

Net income (loss) per share - basic and diluted:
Before discontinued operations	$0.11	$(0.19)	$(0.01)	$0.11	$(0.40)
Discontinued operations	—	0.01	0.00	(0.01)	0.01
Total	$0.11	$(0.20)	$(0.01)	$0.10	$(0.39)

Shares used in earnings per share calculations:
Earnings per share	20.2	36.5	20.2	20.2	36.5
Earnings per share - assuming dilution	20.3	36.5	20.2	20.3	36.5

Non GAAP Financial and Other Information
Shipments (a)	323	344	304	627	688

EBITDA (b)	$5.1	$5.1	$1.5	$6.7	$5.1

(a) Expressed in thousands of tons (excludes Building Products business).

(b) Defined as operating income plus depreciation and amortization.

Metals USA, Inc.

Unaudited Consolidated Condensed Balance Sheets

(In millions)

	June 30, 2003	March 31, 2003	December 31, 2002
	Successor Company	Successor Company	Successor Company
Assets
Current assets:
Cash	$9.8	$11.3	$6.3
Accounts receivable, net of allowance	126.5	126.0	113.2
Inventories	191.0	210.6	224.7
Prepaid expenses and other	5.5	18.2	19.9
Operations held for sale	—	—	5.4
Total current assets	332.8	366.1	369.5
Property and equipment, net	6.9	2.8	0.5
Other assets, net	2.6	2.7	3.7
Total assets	$342.3	$371.6	$373.7

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$29.9	$23.7	$24.6
Accrued liabilities	31.9	28.3	29.9
Income taxes payable	1.3	—	—
Current portion of long-term debt	0.4	1.0	1.3
Operations held for sale	—	—	0.2
Total current liabilities	63.5	53.0	56.0
Long-term debt, less current portion	80.0	128.5	127.4
Other long-term liabilities	7.7	1.3	1.3
Total liabilities	151.2	182.8	184.7
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.1 par value, 5,000,000 shares authorized; none issued	—	—	—
Common stock. $.01 par value, 200,000,000 shares authorized; 20,154,710 shares issued	0.2	0.2	0.2
Additional paid-in capital	192.1	192.1	192.1
Retained deficit	(1.2)	(3.5)	(3.3)
Total stockholders’ equity	191.1	188.8	189.0
Total liabilities and stockholders’ equity	$342.3	$371.6	$373.7

Metals USA, Inc.

Unaudited Consolidated Condensed Statements of Cash Flows

(In millions)

	Six Months Ended June 30,
	2003	2002
	Successor Company	Predecessor Company
Cash flows from operating activities:
Net income (loss)	$2.1	$(14.2)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Net (income) loss from discontinued operations	0.1	(0.4)
Asset impairments and integration	—	3.5
Gain on sale of property and equipment	—	(0.4)
Provision for bad debts	1.6	2.6
Depreciation and amortization	0.1	4.3
Changes in operating assets and liabilities, net of non-cash transactions:
Accounts receivable	(14.3)	(14.3)
Inventories	35.3	(21.6)
Prepaid expenses and other	14.2	19.0
Accounts payable and accrued liabilities	8.4	25.6
Income taxes payable	1.3	—
Other operating	2.0	0.8
Net cash provided by (used in) continuing operating activities	50.8	4.9
Net cash provided by (used in) discontinued operating activities	(0.3)	(0.6)
Net cash provided by (used in) operations	50.5	4.3

Cash flows from investing activities:
Sale of assets	5.5	18.0
Purchase of assets	(4.2)	(1.5)
Net cash provided by (used in) investing activities	1.3	16.5

Cash flows from financing activities:
Net borrowings (repayments) on credit facilities	(45.9)	(62.4)
Net repayments on long-term debt	(2.4)	(1.2)
Deferred financing costs	—	(2.6)
Net cash provided by (used in) financing activities	(48.3)	(66.2)

Net increase (decrease) in cash	3.5	(45.4)
Cash, beginning of period	6.3	75.2
Cash, end of period	$9.8	$29.8

ITEM 7.                        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, who has signed this report on behalf of the Registrant.

METALS USA, INC.

Date: July 30, 2003	By:	/s/ Terry L. Freeman
Terry L. Freeman
Senior Vice President and Chief Financial Officer